As filed with the Securities and Exchange Commission on March 13, 2000

                                                Registration No. 333-___________

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         ------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1993

                         ------------------------------

                             TEJAS BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)

          Texas                                                       75-1950688
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                          905 South Fillmore, Suite 701
                              Amarillo, Texas 79101
                                 (806) 373-7900
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             TEJAS BANCSHARES, INC.
                            1998 INCENTIVE STOCK PLAN
                            (Full title of the Plan)

                           Donald E. Powell, President
                          905 South Fillmore, Suite 701
                              Amarillo, Texas 79101
                                 (806) 373-7900
(Name, address, and telephone number, including area code, of agent for service)


                                 With copies to

                            Jeffrey W. Hellberg, Esq.
                 Hinkle, Cox, Eaton, Coffield & Hensley, L.L.P.
                              1700 Bank One Center
                              Amarillo, Texas 79101
                                 (806) 372-5569


------------------------------------------------------------------------------------------------------------------------
                                             CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------
                                                                  Proposed
                                                                   maximum            Proposed              Amount
                                                                  offering             maximum                of
          Title of securities               Amount to be          price per           aggregate          registration
           to be registered                  registered            share(1)        offering price(1)         fee(1)
------------------------------------------------------------------------------------------------------------------------
Common Stock, $1.00 Par Value                 1,333,333              $3.41           $4,546,666           $1,200.32
------------------------------------------------------------------------------------------------------------------------

----------
(1) This amount is based on the book value per share of the Registrant's Common Stock of $3.41 as of January 31, 2000. There is no established public trading market for the Registrant's Common Stock and there exists no accurate method to determine its current market price.

                                TABLE OF CONTENTS

PART I

         INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS.....................1

PART II
         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT...................1
         Item 3.    Incorporation of Documents by Reference...................1
         Item 4.    Description of Securities.................................1
         Item 5.    Interests of Named Experts and Counsel....................1
         Item 6.    Indemnification of Officers and Directors.................1
         Item 7.    Exemption from Registration Claimed.......................3
         Item 8.    Exhibits..................................................3
         Item 9.    Undertakings..............................................3

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

     The information required by Items 1 and 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the Note to Part I of Form S-8 and Rule 428 promulgated under the Securities Act of 1933, as amended (the "Securities Act"). The documents containing the information specified in Part I will be delivered to the participants in the plan covered by this Registration Statement as required by Rule 428(b).

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission (the "Commission") by the Company are incorporated herein by reference as of their respective filing dates:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

          (b) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement and before the termination of the offering of the securities offered hereby shall be deemed incorporated by reference in this Registration Statement and a part hereof from the date of filing those documents.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Officers and Directors.

     Article 2.02-1 of the Texas Business Corporation Act authorizes corporations to indemnify any party or threatened party to any threatened, pending or completed action, suit or proceeding who is or was a director, officer, employee or agent of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee or agent of another corporation or other enterprise if such individual acted in good faith and reasonably believed that his or her conduct was in the corporation's best interests. In the case of any criminal proceeding, the individual must have no reasonable cause to believe that his or her conduct was unlawful in order for the corporation to indemnify him or her. Texas law provides that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged liable where the defendant's conduct was judged to be willful or intentional misconduct in the performance of his or her duty to the corporation, and will be limited to reasonable expense actually incurred in connection with the proceeding where the defendant is found liable to the corporation or liable for receipt of improper personal benefits. Whether such director, officer, employee or agent acted properly is determined by a majority of a quorum of non-party directors, independent legal counsel opinion or by non-party shareholders. A corporation may pay expenses incurred by a director or officer before final disposition of an action or proceeding, but the director or officer must repay such expenses if it is determined that he or she was not entitled to indemnification. If such a person seeking indemnification is wholly successful on the merits or otherwise, in connection with such a proceeding, such indemnification is mandatory. The board of directors may determine appropriate terms and conduct to pay an employee or agent. The corporation may purchase insurance on a director, officer, employee or agent for liability asserted against him or her whether or not the corporation could indemnify that party.

     The Company's Restated Articles of Incorporation contain provisions which provide, among other things, that the Company shall indemnify certain persons, including officers and directors, against judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any action, suit or proceeding if such person(s) act in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, have no reasonable cause to believe his conduct was unlawful. As to any action brought by or in the right of the Company such indemnification is limited to expenses or advance payment thereof actually and reasonably incurred in connection with the defense or settlement of the case, which shall not be made, absent court approval, if determined that such person is liable for negligence or misconduct in the performance of his duty to the Company.

     The Company is authorized to purchase and maintain insurance or make other arrangements to protect itself or others, including, its officers and directors from liability.

     The indemnification provisions in the Company's Restated Articles of Incorporation are individually limited to the extent that they are consistent with applicable laws and regulations.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted of directors and officers of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that, although the validity and scope of the governing statue has not been tested in court, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In addition, indemnification may be limited by state securities laws.

Item 7. Exemption from Registration Claimed.

     Not Applicable.


Item 8. Exhibits.

     Number    Description of Exhibits

       3.1     Restated Articles of Incorporation of Tejas Bancshares, Inc. (1)

       3.2     Amended and Restated Bylaws of Tejas Bancshares, Inc. (1)

       5.0 Opinion of Hinkle, Cox, Eaton, Coffield & Hensley, L.L.P., relating to the legality of the Common Stock. (3)

       10.1    Tejas Bancshares, Inc., 1998 Incentive Stock Plan (2)

       23.1 Consent of Hinkle, Cox, Eaton, Coffield & Hensley, L.L.P. (included in Exhibit 5)

       23.2    Consent of Clifton Gunderson P.L.L.C. (3)

----------
(1) Incorporated by reference from the Company's Registration Statement on Form 10 dated April 10, 1998.

(2) Incorporated by reference from the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.

(3)  Filed Herewith.


Item 9. Undertakings.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post- effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss. 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20%
     change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, That paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3 (ss. 239.33 of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by ss. 210.3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post- effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3 (ss. 239.33 of this chapter), a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or ss. 210.3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities and Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Amarillo, Texas, on March 7, 2000.


                                     TEJAS BANCSHARES, INC.


                                     By:  /s/ Donald E. Powell
                                         ---------------------
                                          Donald E. Powell,
                                          Chairman of the Board, President, and
                                          Chief Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the date indicated.

         Signature                      Title                          Date

 /s/ Donald E. Powell          Principal Executive Officer         March 7, 2000
--------------------------     and Director
Donald E. Powell


 /s/ Jack Hall                 Principal Financial Officer         March 7, 2000
--------------------------     and Principal Accounting
Jack Hall                      Officer


                               Director                            March 7, 2000
--------------------------
William H. Attebury

 /s/ Danny H. Conklin          Director                            March 7, 2000
--------------------------
Danny H. Conklin


 /s/ Wales H. Madden, Jr.      Director                            March 7, 2000
--------------------------
Wales H. Madden, Jr.

                               Director                            March 7, 2000
--------------------------
Jay O'Brien

                                INDEX TO EXHIBITS


    Number    Description of Exhibits

       3.1     Restated Articles of Incorporation of Tejas Bancshares, Inc. (1)

       3.2     Amended and Restated Bylaws of Tejas Bancshares, Inc. (1)

       5.0 Opinion of Hinkle, Cox, Eaton, Coffield & Hensley, L.L.P., relating to the legality of the Common Stock. (3)

       10.1    Tejas Bancshares, Inc., 1998 Incentive Stock Plan (2)

       23.1 Consent of Hinkle, Cox, Eaton, Coffield & Hensley, L.L.P. (included in Exhibit 5)

       23.2    Consent of Clifton Gunderson P.L.L.C. (3)

----------
(1) Incorporated by reference from the Company's Registration Statement on Form 10 dated April 10, 1998.

(2) Incorporated by reference from the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.

(3)  Filed Herewith.